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                                    [DRAFT]
                                                                     EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                SONOSIGHT, INC.


                                ARTICLE I.  NAME

            The name of the corporation (the "Corporation") is SonoSight, Inc.



                    ARTICLE II.  REGISTERED OFFICE AND AGENT

          The address of the Corporation's registered office in the State of Washington is 520 Pike Street, 26th Floor, Seattle, Washington 98101. The name of the Corporation's registered agent at such address is C T Corporation System.


                              ARTICLE III.  SHARES

3.1 AUTHORIZED CAPITAL

          The total number of shares of stock which the Corporation shall have authority to issue is 56,000,000 shares, of which 50,000,000 shares shall be shares of Common Stock, par value $0.01 per share ("Common Stock"), and 6,000,000 shares shall be shares of Preferred Stock, with the par value of $1.00 per share ("Preferred Stock"). Unless otherwise provided for pursuant to the authority granted in Section 3.2, no shareholder of the Corporation shall have any preemptive right to acquire additional shares of stock or securities convertible into shares of stock of the Corporation.

3.2.  PROVISIONS RELATING TO PREFERRED STOCK

          The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article III, to provide for the issuance of the shares of Preferred Stock in series and by filing a certificate pursuant to the applicable law of the State of Washington, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions thereof.

          The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

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          (i)    the number of shares constituting that series and the
distinctive designation of that series;

          (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

          (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

          (viii) any other relative rights, preferences and limitations of that series.

          (ix) the extent, if any, to which any committee of the Board of Directors may fix the designations and any of the preferences or rights of the shares of such class or series relating to dividends, redemption, dissolution, and distribution of assets of the Corporation or the conversion into or exchange os such shares of any other class or classes or series of such class or authorize the increase or decrease in the shares of such class or series.

3.3.  PROVISIONS RELATING TO COMMON STOCK

          (i) Subject to any preferential rights granted to any series of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors in its discretion from any assets legally available for the payment of dividends.

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          (ii)    In the event of the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, after distribution to the holders of all shares of Preferred Stock which shall be entitled to a preference over the holders of Common Stock of the full preferential amounts to which the holders of Preferred Stock are entitled, the holders of Common Stock shall be entitled to share ratably in the distribution of the assets of the Corporation or the proceeds thereof.

          (iii) Except as herein otherwise expressly provided and as otherwise required by law, all shares of Common Stock shall have equal voting rights and the holders of such shares shall have one vote, in person or by proxy, for each share thereof held.

3.4.  SHAREHOLDER QUORUM REQUIREMENTS

          At each meeting of shareholders, except as otherwise expressly required by law, shareholders holding one-third of the shares of the stock of the Corporation issued and outstanding, and entitled to vote thereat, shall be present in person or by proxy to constitute a quorum for transaction of business.


                 ARTICLE IV.  SPECIAL MEETING OF SHAREHOLDERS

          Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock or any other class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders of the Corporation may be called only by holders of two-thirds or more of the voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of Directors ("Voting Stock"), by the Corporation's Chairman of the Board, by its President or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or as otherwise provided in the Bylaws of the Corporation.


                 ARTICLE V.  LIMITATION OF DIRECTOR LIABILITY

5.1  LIMITATION OF LIABILITY

          To the fullest extent permitted by the Washington Business Corporation Act, (the "Act") as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its shareholders for conduct as a director. Any amendments to or repeal of this Article V shall not adversely

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affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

5.2  RESTRICTION ON AMENDMENT

          In addition to any requirements of law and any other provisions herein or in the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation (and not withstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of two-thirds or more of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter or repeal any provision of this Article V.


              ARTICLE VI  INDEMNIFICATION OF DIRECTORS, OFFICERS,
                              EMPLOYEES AND AGENTS

      1.  The Corporation shall have the following powers:

          (a) The Corporation may indemnify and hold harmless to the fullest extent not prohibited by applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, derivative, administrative or investigative, by reason of that fact that he or she is or was a director, officer, employee or agent of the Corporation or, being or having been such a director, officer, employee or agent of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, employee, agent, trustee, or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of his or her heirs and personal representatives.

          (b) The Corporation may pay expenses incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer,

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employee or agent only upon delivery to the Corporation (i) of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under this Article VI or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment, and (ii) a written confirmation by the director, officer, employee or agent, of such person's good faith belief that such person has met the standard of conduct in the Act.

          (c) The Corporation may enter into contracts with any person who is or was a director, officer, employee and agent of the Corporation in furtherance of the provisions of this Article VI and may create a trust fund, grant a security interest in property of the Corporation, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VI.

          (d) If the Act is amended in the future to expand or increase the power of the Corporation to indemnify, to pay expenses in advance of final disposition, to enter into contracts, or to expend or increase any similar or related power, then, without any further requirement of action by the shareholders or directors of the Corporation, the powers described in this
Article VI shall be expanded and increased to the fullest extent permitted by the Act, as so amended.

          (e) No indemnification shall be provided under this Article VI to any such person if the Corporation is prohibited by the nonexclusive provisions of the Act or other applicable law as then in effect from paying such indemnification. For example, no indemnification shall be provided to any director in respect of any proceeding, whether or not involving action in his or her official capacity, in which he or she shall have been finally adjudged to be liable on the basis of intentional misconduct or knowing violation of law by the director, or from conduct of the director in violation of Section 23B.08.310 of the Act, or that the director personally received a benefit in money, property or services to which the director was not legally entitled.

     2. The Corporation shall indemnify and hold harmless any person who is or was a director or officer of the Corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which the Corporation is empowered.

     3. The Corporation may, by action of its Board of Directors from time to time, indemnify and hold harmless any person who is or was an employee or agent of the Corporation, and pay expenses in advance of final disposition of a

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proceeding, to the full extent to which the Corporation is empowered, or to a lesser extent which the Board of Directors may determine.

     4. The rights to indemnification and payment of expenses in advance of final disposition of a proceeding conferred by or pursuant to this Article VI shall be contract rights.

     5. A director, officer, employee or agent ("claimant") shall be presumed to be entitled to indemnification and/or payment of expenses under this Article VI upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the undertaking in subsection 1(b) above has been delivered to the Corporation) and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled.

          If a claim under this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the Corporation (including its board of directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the Corporation (including its board of directors, its shareholders or independent legal counsel) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

     6. The right to indemnification and payment of expenses in advance of final disposition of a proceeding conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     7. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, agent or trustee of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Act.

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     8.  Any repeal or modification of this Article VI shall not adversely affect any right of any person existing at the time of such repeal or modification.

     9. If any provision of this Article VI or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this
Article VI, or the application of such provision to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

    10. For the purposes of this Article VI, "applicable law" shall at all times be construed as the applicable law in effect at the date indemnification may be sought, or the law in effect at the date of the action, omission or other event giving rise to the situation for which indemnification may be sought, whichever is selected by the person seeking indemnification. As of the date hereof, applicable law shall include Section 23B.08.500 through .600 of the Act.


                      ARTICLE VII  DIRECTORS AND OFFICERS

7.1  NUMBER OF DIRECTORS

          The number of directors of the Corporation shall be specified in the Bylaws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the Bylaws. The officers of the Corporation shall be appointed in such manner as described in the Bylaws.

7.2  ELECTION OF DIRECTORS

          Unless otherwise provided for pursuant to the authority granted in
Section 3.2 of Article III hereof, shareholders of the Corporation shall not have the right to cumulative votes in the election of directors.


                    ARTICLE VIII.  MERGERS, SHARE EXCHANGES
                             AND OTHER TRANSACTIONS

          Except as otherwise expressly provided in these Articles of Incorporation, a merger, share exchange, sale of substantially all of the Corporation's assets other than in the regular course of business, or dissolution must be approved by the affirmative vote of a majority of the Corporation's outstanding shares entitled to vote, or if separate voting by voting groups is required, then by not less than a majority of all the votes entitled to be cast by that voting group.

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             ARTICLE IX.  CORPORATION'S ACQUISITION OF OWN SHARES

          The Corporation my purchase, redeem receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose pledge, use and otherwise deal with and in its own shares. As a specific modification of Section 23B.06.310 of the Act , pursuant to the authority in
Section 23B.02.020(5)(c) of the Act to include provisions related to the management of the business and the regulation of the affairs of the Corporation, shares of the Corporation's stock acquired by it shall be considered "Treasury Stock" and so held by the Corporation. The shares so acquired by the Corporation shall not be considered as authorized but unissued but rather authorized, issued and held by the Corporation but not outstanding. The shares so acquired shall not be regarded as canceled or as a reduction to the authorized capital of the Corporation unless specifically so designated by the Board of Directors in an amendment to these Articles of Incorporation. The provisions of this Article IX do not alter or affect the status of the Corporation's acquisition of its shares as a "distribution" by the Corporation as defined in Section 23B.01.400(6) of the Act nor alter or affect the limitations of distributions by the Corporation set forth in Sections 23B.06.400 of the Act. Any shares so acquired the Corporation, unless specifically designated by the Board of Directors, at the time of acquisition, shall be considered on subsequent disposition as transferred rather than reissued. Nothing in this Article XI limits or restricts the right of the Corporation to resell or otherwise dispose of any of its shares previously acquired for such consideration and according to such procedures as established by the Board of Directors.


                      ARTICLE X.  AMENDEMENT TO ARTICLES

          The Corporation reserves the right to amend, alter, change or repeal any provisions contained in the Articles of Incorporation, in a manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.


Dated March ___, 1998.



                              By:
                                  ------------------------
                                   W. Brinton Yorks, Jr.
                                   Its: Vice President

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